SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [     ]

Check the appropriate box:

[     ] Preliminary Proxy Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-12

TAYLOR DEVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required

[     ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

[     ] Fee paid previously with preliminary materials.

[     ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify  the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

TAYLOR DEVICES, INC.
90 TAYLOR DRIVE
NORTH TONAWANDA, NEW YORK 14120-0748

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF TAYLOR DEVICES, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TAYLOR DEVICES, INC. (the "Company") will be held at the Buffalo Marriott Niagara, 1340 Millersport Highway, Amherst, New York on November 2, 2012 at 11:00 A.M. for the following purposes:

1.	To elect two Class 2 directors of the Company, each to serve a three-year term expiring in 2015, or until the election and qualification of his successor.
2.	To ratify the selection of Lumsden & McCormick, LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2013.
3.	To approve and adopt the 2012 Taylor Devices, Inc. Stock Option Plan
4.	To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors has fixed the close of business on September 14, 2012 as the record date for determining which shareholders shall be entitled to notice of and to vote at the Annual Meeting.  SHAREHOLDERS WHO ARE UNABLE TO BE PRESENT PERSONALLY MAY ATTEND THE MEETING BY PROXY.  SUCH SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY.  THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Reginald B. Newman II
Reginald B. Newman II Secretary
DATED:	September 18, 2012
North Tonawanda, New York

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON NOVEMBER 2, 2012

The proxy statement and the annual report to shareholders are available at
www.taylordevices.com/investors.html

[THIS PAGE INTENTIONALLY LEFT BLANK]

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
OF
TAYLOR DEVICES, INC.
90 TAYLOR DRIVE
NORTH TONAWANDA, NEW YORK 14120-0748

_________________________

TO BE HELD AT THE BUFFALO MARRIOTT NIAGARA
1340 MILLERSPORT HIGHWAY
AMHERST, NEW YORK
NOVEMBER 2, 2012

This Proxy Statement is furnished to shareholders by the Board of Directors of Taylor Devices, Inc. in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on November 2, 2012 at 11:00 A.M., and at any adjournments of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about September 18, 2012.

If the enclosed form of proxy is properly executed and returned, the shares represented by the proxy will be voted in accordance with the proxy's instructions.  Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to its use by written notice to the Secretary of the Company.

The Board of Directors has fixed the close of business on September 14, 2012 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting.  On September 14, 2012, the Company had outstanding and entitled to vote a total of 3,310,006 shares of common stock.  Each outstanding share of common stock is entitled to one vote on all matters to be brought before the meeting.

For shares held in the name of a broker or other nominee, the owner may vote such shares at the meeting if the owner brings with him or her a letter from the broker or nominee confirming his or her ownership as of the record date, and a legal proxy.

Directions for attending the meeting may be obtained at http://www.mapquest.com/ or by calling the Company at (716) 694-0800.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the common stock as of September 14, 2012, with respect to (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's common stock, (ii) each of the Company's directors and nominees for director, (iii) each named executive officer and (iv) all of the directors and executive officers as a group.  All information is based upon ownership filings made by such persons with the Securities and Exchange Commission or upon information provided by such persons to the Company.

There are no persons known by the Company to be the beneficial owners of more than 5% of the Company's common stock.

Name of Beneficial Owner	Number of Shares		Percentage of Common Stock Owned

Richard G. Hill (2)	110,434	(1) (3)	3.3

John Burgess	30,000	(1)	0.9

Douglas P. Taylor (2)	120,169	(1) (4)	3.6

Randall L. Clark	50,000	(1)	1.5

Reginald B. Newman II	45,000	(1)	1.4

All of the directors and executive officers as a group (6 persons)	363,603	(5)	11.0

(1)

Includes options granted to directors and officers and which have not been exercised: 10,000 by Mr. Hill, 30,000 by Mr. Burgess, 25,000 by Mr. Taylor, 40,000 by Mr. Clark and 35,000 by Mr. Newman.  These options were granted pursuant to the 2001 Taylor Devices, Inc. Stock Option Plan ("2001 Plan"), the 2005 Taylor Devices, Inc. Stock Option Plan ("2005 Plan") and the 2008 Taylor Devices, Inc. Stock Option Plan ("2008 Plan").

(2)	Messrs. Taylor and Hill are brothers‑in‑law.
(3)	Includes 24,351 shares, held beneficially and of record by Joyce Taylor Hill, wife of Mr. Hill and sister of Mr. Taylor. As to these shares, Mr. Hill disclaims any beneficial ownership.
(4)	Includes 7,307 shares, held beneficially and of record by Sandi Taylor, wife of Mr. Taylor. As to all such shares, Mr. Taylor disclaims any beneficial ownership.
(5)	Includes options of 8,000 shares granted to Mark V. McDonough, Treasurer and Chief Financial Officer of the Company, none of which have been exercised.

PROPOSAL 1 - ELECTION OF DIRECTORS

Each year directors comprising one of the three Classes of the Board of Directors of the Company are proposed for election by the shareholders, each to serve for a three-year term, or until the election and qualification of his successor.  The Board of Directors, acting upon the recommendation of the Nominating Committee, is responsible for nominating Messrs. Hill and Burgess as management's nominees to be elected to Class 2 at this Annual Meeting for terms expiring in 2015.  The candidates have previously served as directors and were elected at prior annual meetings of shareholders.

The persons named on the enclosed form of proxy will vote all shares present at the Annual Meeting forthe election of the nominees, unless a shareholder, by his or her proxy, directs otherwise.  Should either Mr. Hill or Mr. Burgess be unable to serve, proxies will be voted in accordance with the best judgment of the person or persons acting under such authority.  Management expects that both nominees will be able to serve.

The Company believes that both nominees have professional experience in areas relevant to its strategy and operations.  The Company also believes that the nominees have other attributes necessary to guide the Company and help the Board function effectively, including high personal and professional ethics, the willingness to engage management and each other in a constructive and collaborative fashion, the ability to devote significant time to serve on the Board and its committees and a commitment to representing the long-term interests of the shareholders.  In addition to these attributes, in each individual's biography set forth below, the Company has highlighted specific experience, qualifications, and skills that led the Nominating Committee and the Board to conclude that each individual should continue to serve as a director.

Nominees for Election as Class 2 Directors Whose Terms Expire in 2015

Richard G. Hill, 62, has served as a director since 1991.  In November 1991, Mr. Hill was appointed Vice President of the Company by the Board of Directors.  He had been employed previously by the Company since 1978 as Vice President of Production.  In addition, he has held key project management positions with the Company on major aerospace and defense contracts.  From 1973 to 1978, Mr. Hill was employed by the Alliance Tool and Die Company of Rochester, New York as a Project Leader and Design Engineer.  From 1970 to 1973, he was employed by the same firm as an Engineer in Training, through a co-op program with the Rochester Institute of Technology.  Mr. Hill holds a B.S. degree in Electrical Engineering from the Rochester Institute of Technology, awarded in 1973.

Mr. Hill has served on the Founding Board of Directors of the Center for Competitiveness of the Niagara Region and the Advisory Board to The Center for Industrial Effectiveness.  Mr. Hill also served as Chairman for the Manufacturers Council of the Buffalo Niagara Partnership, and also served on the State University of New York at Buffalo's UB Business Alliance Advisory Board, as well as holding the seat of Secretary.

The Company believes that Mr. Hill's engineering background, management experience and his extensive knowledge of the Company's history, philosophy, financing, products, technology and personnel, as well as its markets and customers, qualify him to serve as a member of the Board of Directors.

John Burgess, 67, has served as a director since 2007.  Mr. Burgess is an Operating Partner of Summer Street Capital LLC and director of Bird Technologies Corporation of Solon, Ohio.

Mr. Burgess gained his international strategy, manufacturing operations and organizational development expertise from his more than 35 years experience with middle market public and privately-owned companies. Mr. Burgess served as President and CEO of Reichert, Inc. a leading provider of ophthalmic instruments, and spearheaded the acquisition of the company from Leica Microsystems in 2002, leading the company until its sale in January 2007.  Prior to the acquisition, Mr. Burgess served as President of Leica's Ophthalmic and Educational Divisions before leading the buyout of the Ophthalmic Division and the formation of Reichert, Inc.  Mr. Burgess earned a BS in Engineering from Bath University in England, and an M.B.A. from Canisius College.

From 1996 to 1999, Mr. Burgess was COO of International Motion Controls, a $200 million diversified manufacturing firm. During his tenure there, he led a significant acquisition strategy that resulted in seven completed acquisitions and sixteen worldwide businesses in the motion control market. Previously, Mr. Burgess operated a number of companies for Moog, Inc. and Carleton Technologies, including six years as President of Moog's Japanese subsidiary, Nihon Moog K.K. located in Hiratsuka, Japan.

As a result of the positions and experience described above, Mr. Burgess demonstrates leadership skills and a strong background in financial and accounting matters.  He serves as the Audit Committee Financial Expert.  The Company believes that Mr. Burgess' academic background, and his experience in executive positions at a range of companies in industries related to that of the Company, qualify him to serve as a member of the Board of Directors.

Management recommends that you vote "FOR" the Nominees.

Class 3 Directors Whose Terms Expire in 2013

Douglas P. Taylor,64, has served as a director since 1976.  Employed by the Company since 1971, Mr. Taylor has held the positions of Director of Sales, Director of Engineering, Vice-President and Executive Vice-President.  He was appointed President, CEO and Chairman of the Board in April 1991.  Mr. Taylor holds a B.S. degree in Mechanical Engineering from the State University of New York at Buffalo, awarded in 1971.

Mr. Taylor is widely published within the shock and vibration community with more than 60 publications.  He is the inventor of 32 patents.  Since 1988, Mr. Taylor has hosted internship programs for engineering students and is affiliated as an industrial sponsor with the State University of New York at Buffalo, the Erie County State of New York Board of Co-operative Educational Services and the North Tonawanda, New York Public School System.

Since 1991, Mr. Taylor has participated in research projects in the field of earthquake protection, in association with the University at Buffalo's Civil, Structural and Environmental Engineering Department and the Multidisciplinary Center for Earthquake Engineering Research.  As a result of this research, military technology from the Cold War era is now being used worldwide for seismic and high wind protection of commercial building and bridge structures.

In 1994, Mr. Taylor was named to the American Society of Civil Engineers' Subcommittee on the Seismic Performance of Bridges.  In 1998, Mr. Taylor was appointed to an Oversight Committee of the U.S. Department of Commerce, developing guidelines for the implementation of damping technology into buildings and other structures, as part of the U.S. National Earthquake Hazard Reduction Program.  He holds many awards, including the Franklin and Jefferson Medal for his commercialization of defense technology developed under the U.S. Government's Small Business Innovation Research Program and the Clifford C. Furnas Memorial Award by the Alumni Association of the University at Buffalo for his accomplishments in the field of engineering.  In 2006, Mr. Taylor was the recipient of the Dean's Award for Engineering Achievement by the School of Engineering and Applied Sciences at the State University of New York at Buffalo.

Mr. Taylor, as the Chief Executive Officer, serves as the principal interface between management and the Board.  The Company believes that his wide-ranging roles throughout his career at the Company provide him with significant leadership, industry, marketing and international experience, which qualify him to serve as a member of the Board of Directors.

Randall L. Clark, 69, has served as a director since 1996.  He is and has been the Chairman of Dunn Tire LLC since 1996.  From 1992 to 1996, Mr. Clark was Executive Vice President and Chief Operating Officer of Pratt & Lambert, until it was purchased by Sherwin Williams.  Mr. Clark holds a B.A. degree from the University of Pennsylvania, and earned his M.B.A. from the Wharton School of Finance and Commerce.

Mr. Clark has been employed in the tire industry for many years.  He was named President of the Dunlop Tire Corporation in 1980, was appointed to the Board of Directors in 1983, and named President and Chief Executive Officer in 1984.  He was one of seven chief executives of operating companies appointed to the Group Management Board of Dunlop Holdings, plc., and was Chairman of the Board and Chief Executive Officer of Dunlop Tire Corporation in North America from 1985 to 1991.

From 1977 to 1980, Mr. Clark was Vice President of Marketing for the Dunlop Tire Division.  From 1973 to 1977, he was employed by Dunlop as Director of Marketing at the company's Buffalo, NY headquarters.  From 1968 to 1973, Mr. Clark was employed by the B.F. Goodrich Company.

Mr. Clark is currently a director of Computer Task Group, a publicly traded company, Merchants Mutual Insurance Company, HSBC-WNY and Chairman of Lifetime Healthcare Companies.  He is also a director of Curtis Screw and The Ten Eleven Group.   He is a past President of the International Trade Council of Western New York, past Chairman of the Buffalo Chamber of Commerce, Chairman of the Buffalo Niagara Enterprise and Chairman of Univera Healthcare.  He serves on the Board of Trustees of the American Heart Association, and is a past Chairman of AAA of Western and Central New York.  Mr. Clark was appointed by Governor George Pataki and served on the Council for the State University of New York at Buffalo.   Recently he was appointed to the Board of Trustees of the University at Buffalo Foundation.

Mr. Clark brings to the Board significant executive and operational corporate experience.  His service as a director of other public companies allows Mr. Clark to bring strong and effective leadership to the Board, as well as unique strategic and business insights into the Company.   Mr. Clark's strong experience also facilitates his position as Chairman of the Nominating and Compensation Committees.  The Company believes that these attributes qualify him to serve as a member of the Board of Directors.

Class 1 Director Whose Term Expires in 2014

Reginald B. Newman II, 74, has served as a director since 2006.  He was employed by NOCO Energy Corp., a diversified distributor and retailer of petroleum and other energy related products from 1960, retiring in 2003.  Mr. Newman is also Chairman of Prior Aviation Service, Inc., in Buffalo, New York.  Mr. Newman received his B.S. degree in Business Administration from Northwestern University in 1959.  From 1959 to 1960, Mr. Newman was employed by the Ford Motor Company of Dearborn, Michigan, in the product planning department.

Mr. Newman is currently a director of Dunn Tire LLC and a director and Chairman of Rand Capital Corporation, a publicly traded company.   He retired as a director of M&T Bank Corporation, a publicly traded company, in 2009.  Mr. Newman served as the Chair of the Board of Trustees of the University at Buffalo Foundation, Inc. from 1996-2008.

Mr. Newman received the 1997 Executive of the Year, awarded by the State University of New York at Buffalo.  In 1998 Mr. Newman received the Walter P. Cooke Award for Notable and Meritorious Service to the University presented by the University at Buffalo Alumni Association.  He received the President's Medal from the University in 2003, as well as their highest honor, the Norton Medal in 2006.  He is a former member of the Buffalo Niagara Partnership and was Chairman from 1996 through 1998.  Mr. Newman was awarded an Honorary Degree from Canisius College in 1997.

Mr. Newman's years of service on the boards of other public companies provide him with insight and perspective from which to view the Company's operations and the Board's activities.  The Company believes that Mr. Newman's education, positions and experience described above qualify him to serve as a member of the Board of Directors.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Leadership Structure. The positions of Chief Executive Officer ("CEO") and Chairman of the Board are both held by Mr. Douglas Taylor.  The Board believes that the combined role of Chairman and CEO is the most effective leadership structure for the Company and in the best interests of its shareholders.  It serves to promote strong and consistent leadership, allowing management to speak with a single voice and delineate primary responsibility for management of the Company.  The Board believes that Mr. Taylor is best suited to serve as Chairman because, as CEO, he is most knowledgeable regarding the Company's business, can best identify strategic priorities and opportunities, and thus lead discussion at the Board level to execute the Company's strategy.  The Board also believes that the combined role of Chairman and CEO facilitates the flow of information between the Board and executive management.  In considering its leadership structure, the Board believes that the majority of independent directors serving on the Board, and the Company's strong corporate policies and procedures, appropriately balance the combined roles of Chairman and CEO.

Board Risk Oversight. Risk management is primarily the responsibility of the Company's management; however, the Board has responsibility for overseeing management's identification and management of those risks.  The Board considers risks in making significant business decisions and as part of the Company's overall business strategy.  The Board and its committees, as appropriate, discuss and receive periodic updates from senior management regarding significant risks to the Company in connection with the annual review of the Company's business plan and its review of budgets, strategy and major transactions.

Each of the Board's committees assists the Board in overseeing the management of the Company's risks within the areas delegated to that committee, which in turn reports to the full Board, as appropriate.  The Audit Committee is responsible for risks relating to its review of the Company's financial statements and financial reporting processes, the evaluation of the effectiveness of internal control over financial reporting, and compliance with legal and regulatory requirements.  The Compensation Committee is responsible for monitoring risks associated with the design and administration of the Company's compensation programs.   The Nominating Committee oversees risk as it relates to the Company's corporate governance processes.   Each committee has full access to management and the Audit Committee meets regularly with the Company's independent auditors.

MEETINGS AND COMMITTEES

In fiscal 2012, the Board of Directors met three times with all of the directors in attendance.  All Board members traditionally attend the annual meeting, notwithstanding that the Company does not have a policy with regard to attendance.  In 2011, all Board members attended the annual meeting.

The Executive Committee, between meetings of the Board of Directors and to the extent permitted by law, exercises all of the powers and authority of the Board in the management of the business of the Company.  The Executive Committee is comprised of Messrs. Taylor, Hill and Newman.   The Committee did not meet in fiscal 2012.

The Audit Committee,comprised of Messrs. Clark, Newman and Burgess and chaired by Mr. Burgess, is governed by an Audit Committee Charter which has been adopted by the Board of Directors.  The Charter was revised on August 7, 2012 to update the reference in the Charter to applicable auditing standards.  Mr. Burgess also serves as the Audit Committee financial expert.  The Audit Committee met five times in fiscal 2012 with all members in attendance, with the exception of Mr. Burgess, who was unable to attend one meeting.  The Audit Committee Charter is attached as Appendix A to this Proxy Statement.

The Nominating Committee, comprised of Messrs. Clark, Newman and Burgess and chaired by Mr. Clark, met twice in fiscal 2012 with all members in attendance.

The Compensation Committee, comprised of Messrs. Clark, Newman and Burgess and chaired by Mr. Clark, reviews the compensation of the Company's executive officers and makes recommendations in that regard to the Board as a whole.  The Committee also administers the Company's stock option plans.  The Compensation Committee met four times in fiscal 2012 with all members in attendance.

Independence.  Messrs. Clark, Newman and Burgess are independent directors within the meaning of Rule 5605 of the applicable NASDAQ Capital Market listing standards.

The Audit Committee Report

The information contained in this Audit Committee Report shall not be deemed to be soliciting material, or deemed to be filed with or incorporated by reference in filings with the U.S. Securities and Exchange Commission ("SEC"), or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.

As required by the terms of the Audit Committee Charter, the undersigned members of the Audit Committee have:

1.	reviewed and discussed the Company's audited financial statements with management of the Company;
2.

reviewed and discussed with the Company's independent registered public accounting firm the matters required to be discussed by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

3.

received the written disclosures and the letter from the independent accountants, as required by Public Company Accounting Oversight Board in Rule 3526 ("Communication With Audit Committees Concerning Independence") as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountant, the independent accountants' independence; and

4.

based on the foregoing, the Audit Committee has recommended to the Company's Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for fiscal 2012 for filing with the SEC.

Respectfully submitted,

John Burgess
Randall L. Clark
Reginald B. Newman II

Nominating Committee

The Nominating Committee is governed by the terms of its Charter with respect to the consideration and selection of nominees proposed for election to the Board of Directors, including those recommended by shareholders.  A current copy of the Charter is not on the Company's website but was included as an appendix to the Company's proxy statement in connection with the annual meeting of shareholders held on November 11, 2011.

The Criteria and Procedures.

The Company strives to have a Board of Directors which will work diligently to promote the long-term interests of the Company and its shareholders.  To that end, the Nominating Committee Charter sets forth certain director qualification criteria (the "Criteria") which the Nominating Committee believes are necessary for a director of the Company to possess, and provides a description of the procedures to be followed when making a recommendation as to any nominee.  So long as any individual proposed by shareholders meets the Criteria, the Nominating Committee will consider such recommendations on the same basis as other candidates.  The Criteria include integrity, reputation, judgment, knowledge, independence, experience and accomplishments, board interaction, skills and long-term commitment.  The Committee is required to apply the Criteria to candidates recommended by a Nominating Committee member, other directors and management, as well as to any candidate meeting the Criteria recommended by shareholders.

During the selection process, the Nominating Committee seeks inclusion and diversity within the Board and adheres to the Company's policy of maintaining an environment free from discrimination based upon race, color, religion, national origin, sex, age, disability, sexual preference or orientation, marital status or any other unlawful factor.  The Board strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company's business.

The Nominating Committee annually reviews the requirements relating to diversity and recommends to the Board any changes it believes appropriate to reflect best practices.  In addition, the Board assesses annually its overall effectiveness by means of a self-evaluation process.  This evaluation includes, among other things, an assessment of the overall composition of the Board, including a discussion as to whether the Board has adequately considered diversity, among other factors, in identifying and discussing director candidates.

The Evaluation Process.

The Nominating Committee Charter also describes the process for identifying and evaluating nominees for director, including those nominated by shareholders.  In each instance, the Nominating Committee is to assess the Board's present and anticipated strengths and needs, based upon the Company's current and future needs.  The selection of candidates is intended to provide the Board with an appropriate balance of expertise or experience in accounting and finance, technology, management, international business, compensation, corporate governance, strategy, industry knowledge and general business matters.

Management's Nominee.

Messrs. Clark and Newman recommended both Messrs. Hill and Burgess as management's proposed Class 2 Director nominees to stand for election by shareholders at this Annual Meeting.  In addition to other Criteria, any nominee recommended to fill a vacancy on the Nominating, Audit or Compensation Committee will be required to meet independence standards set forth in of Rule 5605 of the NASDAQ Capital Market listing standards.

Nominees by Shareholders.

Shareholders of the Company may make their suggestions for a director nominee to the entire Board of Directors, or to any individual director, by a submission directed to the Company's Corporate Secretary's Office. The Corporate Secretary's Office will then forward the recommendation, together with all supporting documentation, to Mr. Clark, as Chairman of the Nominating Committee.  Supporting documentation must include a detailed background of the proposed candidate and demonstrate how the candidate meets the Criteria.

Recommendations should be sent c/o Corporate Secretary's Office, Taylor Devices, Inc., 90 Taylor Drive, P. O. Box 748, North Tonawanda, NY 14120-0748.

Director Compensation

Each member of the Board of Directors receives a fee of $2,500 for each Board meeting attended.  The Secretary or Assistant Secretary of the meeting receives an additional fee of $2,250 per meeting for secretarial services.

The Audit Committee meets independently of the Board of Directors not less than four times each year.  Each committee member receives a fee of $1,000 per meeting.  The Secretary or Assistant Secretary of the meeting receives an additional fee of $500 per meeting for secretarial services.

The Nominating Committee meets independently of the Board of Directors not less than once a year.  Each committee member receives a fee of $500 per meeting.  The Secretary or Assistant Secretary of the meeting receives an additional fee of $250 per meeting for secretarial services.

The Compensation Committee meets independently of the Board of Directors not less than twice a year.  Each committee member receives a fee of $500 per meeting.  The Secretary or Assistant Secretary of the meeting receives an additional fee of $250 per meeting for secretarial services.

Pursuant to the formula set forth in the 2008 Taylor Devices, Inc. Stock Option Plan, on April 18, 2012, the fixed date of the grant, each director was granted options to purchase 5,000 shares of the Company's stock.  The exercise price on April 18, 2012 was $11.285, which was the fair market value for a share of common stock according to the terms of the 2008 Plan.  The fair market value is the mean between the high and low prices for a share of common stock as quoted by NASDAQ on the date of the grant.  If there is only one price quoted for the day of the grant, the fair market value shall be such price; and if no such price is quoted for the day of the grant, the fair market value shall be the previous closing price.  In the event that no previous closing price is available, then the fair market value of one share of Common Stock on the day the option is granted shall be determined by the Committee or by the Board.

Director Compensation Table

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
John Burgess	$14,500	None	$18,052	None	None	$750	$33,302
Randall L. Clark	$15,500	None	$18,052	None	None	$750	$33,302
Reginald B. Newman II	$15,500	None	$18,052	None	None	$750	$33,302

Current Directors and Officers

For information concerning Messrs. Taylor, Hill, Clark, Newman and Burgess, see "PROPOSAL 1 - ELECTION OF DIRECTORS" above.

Mark V. McDonough, (52), the Treasurer and Chief Financial Officer of the Company, joined the Company in 2003. Mr. McDonough is also a director of Tayco Realty.  Before he joined the Company, Mr. McDonough served as Director of Finance at Saint-Gobain Technical Fabrics, Inc.  Prior to that time, he had been employed as Corporate Controller with International Motion Control, Inc.  Both are manufacturing companies in the Western New York region.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of Forms 3 and 4 furnished to the Company during the 2012 fiscal year, as well as written representations from the Company's directors and executive officers that no Form 5 was required, all reporting persons filed the required forms on a timely basis.

Code of Ethics

On August 23, 2003, the Company adopted a Code of Ethics (the "Code") which is a compilation of written standards reasonably designed to deter wrongdoing and promote honest and ethical conduct.  Code requirements include, among others, the preparation of full, fair, timely and understandable disclosure in documents that the Company files with and submits to the SEC; compliance with governmental laws, rules and regulations; prompt internal reporting of violations to the Code; and accountability for adherence to the Code.  There have been no amendments to the Code since its adoption.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning compensation of and stock options held by the Company's Chief Executive Officer, Vice President and Chief Financial Officer.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Douglas P. Taylor Chairman, President, Chief Executive Officer	2012 2011	$214,236 $218,729	$138,832 $ 89,433	None None	$18,052 $9,992	- -	None None	$38,350 [1] $30,850 [2]	$409,470 $349,004
Richard G. Hill Executive Vice President	2012 2011	$168,350 $171,839	$109,202 $ 70,346	None None	$18,052 $9,992	- -	None None	$38,350 [3] $30,850 [4]	$333,954 $283,027
Mark V. McDonough Chief Financial Officer	2012 2011	$125,354 $127,791	$81,806 $52,698	None None	$6,960 $8,000	- -	None None	$30,600 $23,100	$244,720 $211,589

For the fiscal year ended May 31, 2012, pursuant to the Management Bonus Policy, the Company paid bonuses to the executive officers named in the Summary Compensation Table above.  Under the policy, the Compensation Committee may approve payment for performance based on an amount, calculated in the aggregate for all participants, of no more than 15% of net income of the Company for the fiscal year then ended.

Option awards include 5,000 options awarded to Mr. Taylor in both 2012 and 2011, 5,000 options awarded to Mr. Hill in both 2012 and 2011 and 4,000 options awarded to Mr. McDonough in both 2012 and 2011.

Assumptions made in the valuation of option awards are described in Note 14 to the Company's Consolidated Financial Statements included in the Company's Annual Report to Shareholders accompanying this Proxy Statement.

.

1 Includes $7,500 for fees Mr. Taylor earned as a Director in fiscal year 2012
2 Includes $7,500 for fees Mr. Taylor earned as a Director in fiscal year 2011
3 Includes $7,500 for fees Mr. Hill earned as a Director in fiscal year 2012
4 Includes $7,500 for fees Mr. Hill earned as a Director in fiscal year 2011

Outstanding Equity Awards at Fiscal Year-End

.	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Douglas P. Taylor	5,000 5,000 5,000 5,000 5,000	None	None	$ 5.885 $ 5.575 $ 6.350 $ 5.685 $11.285	4/18/16 4/18/17 4/18/20 4/18/21 4/18/22	None	None	None	None
Richard G. Hill	5,000 5,000	None	None	$ 6.350 $11.285	4/18/20 4/18/22	None	None	None	None
Mark V. McDonough	4,000 4,000	None	None	$ 6.170 $ 6.040	7/23/17 8/05/18	None	None	None	None

Equity Compensation Plan Information

The following table sets forth information regarding equity compensation plans of the Company as of May 31, 2012.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2001 Stock Option Plan 2005 Stock Option Plan 2008 Stock Option Plan	5,750 85,750 72,250	$3.27 $5.22 $7.82	- - 27,750
Equity compensation plans not approved by security holders
2004Employee Stock Purchase Plan (1)	-	-	232,739
Total	163,750	.	260,489

(1)

The Company's 2004 Employee Stock Purchase Plan (the "Employee Plan") permits eligible employees to purchase shares of the Company's common stock at fair market value through payroll deductions and without brokers' fees.  Such purchases are without any contribution on the part of the Company.  As of May 31, 2012, 232,739 shares were available for issuance.

Employment Agreements and Change in Control Agreement

As of December 1, 2000, Messrs. Taylor and Hill (each, an "Executive") entered into Employment Agreements with the Company (together, the "Agreements").  The Agreements, by their terms, expire on December 31, 2012, provided however, that, upon written notice given by either party to the other at least 30 days prior to the expiration date, this Agreement may be renewed by mutual agreement of the parties.  Prior to any renewal of this Agreement by the Company, the Board of Directors of the Company, acting by a majority of its disinterested members, shall conduct a comprehensive evaluation and review of the performance of the Executive for purposes of determining whether to renew the Agreement.  Under the Agreements, Messrs. Taylor and Hill are entitled to receive base salaries of not less than $174,000 per year and $138,000, respectively, together with such employee benefits and perquisites as were available to them immediately prior to December 1, 2000.  Should the Executive voluntarily resign, the Company may, in the discretion of the Board, pay the Executive a severance payment which the Board may determine at the time.  The Company retains the right to terminate each Executive for "Cause", without compensation.  "Cause" is defined to include personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of law, or willful material breach of the Agreement.  If the Company terminates either Executive without cause, or if either Executive resigns because the Company has failed to appoint him to the office he currently holds, or makes any material change in his functions, duties, or responsibilities, then the terminated Executive is entitled to a payment equal to the greater of the payments due him for the remaining term or 1.2 times the average of his three preceding years' cash compensation plus contributions to employee benefit plans.  In the event of a "Change in Control," as defined in the Agreements, followed by termination of the Executive's employment, the Company has agreed to pay each Executive a sum equal to the greater of the payments due him for the remaining term, or 2.99 times the average of the five preceding years' cash compensation plus contributions to employee benefit plans.  If an Executive voluntary terminates his employment when there has not been a Change in Control, then the Agreements provide that the Executive will not compete with the Company for a period of one year in any city, town or county where the Company's principal office is located.

On November 11, 2011, the Company entered into a Change in Control Agreement with Mark V. McDonough, its Chief Financial Officer ("Employee").  The agreement provides that, in the event of a "Change in Control" followed in the next 12 months by an "Event of Termination," as these terms are defined in the agreement, then the Company will pay to Employee a sum equal to 12 times the Employee's average monthly salary.  In the event of a Change in Control followed by an Event of Termination, the Company will cause the Employee's insurance coverage to be continued for 18 months thereafter.  An "Event of Termination" is defined to include the Employee's resignation if the Company materially reduces the responsibility, importance or scope of Employee's position, relocates Employee's principal place of employment by more than 30 miles, or materially reduces the Employee's benefits and perquisites, or if the Company liquidates or dissolves.

Indemnification Insurance for Directors and Officers

On August 24, 2012, the Company purchased a director and officer indemnification insurance policy written by the Federal Insurance Company through Chubb.  The renewal was for a one‑year period at an annual premium of $51,700..  The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of his conduct in such capacities.  No payments or claims for indemnification or expenses have been made under any directors and officers' insurance policies purchased by the Company.

The Company has entered into Indemnity Agreements with its directors and certain officers.  Although the New York Business Corporation Law (the "BCL") and the By-laws authorize the Company to indemnify directors and officers, they do not require the directors and officers to be indemnified during the pendency of litigation or specify the times at which the Company is obligated to reimburse an indemnified person for expenses.  The Indemnity Agreements provide that the Company will advance litigation expenses to the person indemnified while the action is pending, upon the indemnified person's assurance (as required by the BCL) that the advance will be returned if the indemnified person is ultimately found not to be entitled to it.

OTHER PLANS

The Company adopted an Employee Stock Purchase Plan in 2004.  As of September 5, 2012, there are 232,409 shares available for sale to qualified employees.   The Company also provides a 401(k) plan.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

None.

PROPOSAL 2 - RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee engaged Lumsden & McCormick, LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2013.

Although the Audit Committee is not required to do so, it is submitting its expected selection for ratification to the Annual Meeting in order to ascertain the views of the shareholders.  The Audit Committee will not be bound by the vote of the shareholders; however, if the proposed selection is not ratified, the Audit Committee will revisit its selection.

The Board of Directors recommends that the selection of Lumsden & McCormick, LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2013 be ratified and urges you to vote "FOR" this Proposal.

A representative of Lumsden & McCormick, LLP will be present at the meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

The Audit Committee approves all professional services, including tax related services, provided to the Company by Lumsden & McCormick, LLP.  With regard to "Audit and Audit-Related" services, the Committee reviews the annual audit plan and approves the estimated audit budget in advance.  The aggregate fees billed by Lumsden & McCormick, LLP for professional services to the Company were $81,000 and $78,000 for the fiscal years ended May 31, 2012 and 2011.

Audit Fees

The aggregate fees billed by Lumsden & McCormick, LLP for professional services rendered in connection with the audit of the Company's annual financial statements, the review of the Company's quarterly financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements were $73,000 and $72,000 for the fiscal years ended May 31, 2012 and 2011.

Audit-Related Fees

The aggregate fees billed by Lumsden & McCormick, LLP for professional assurance and related services reasonably related to the performance of the audit of the Company's financial statements, but not included under Audit Fees, were none for the fiscal years ended May 31, 2012 and 2011.

Tax Fees

The aggregate fees billed by Lumsden & McCormick, LLP for professional services for tax compliance, tax advice and tax planning were $8,000 and $6,000 for the fiscal years ended May 31, 2012 and 2011.

All Other Fees

None.

Pre-approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent auditor.  The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services.  Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

PROPOSAL 3 - APPROVAL OF 2012 TAYLOR DEVICES, INC. STOCK OPTION PLAN

The 2012 Taylor Devices, Inc. Stock Option Plan ("2012 Plan") provides for the grant of options to purchase common stock in the Company to certain employees of the Company as well as to the Company's directors.  The employees will be selected by the Compensation Committee of the Board of Directors of the Company, which is comprised of two or more Directors, appointed by the Board, selected from those directors who are not employees of the Company ("Committee").  The current Compensation Committee members are Messrs. Clark, Newman and Burgess.  If shareholders at the Annual Meeting adopt the 2012 Plan, the Committee will remain the same.  Committee members are eligible to participate in the 2012 Plan on a restricted basis pursuant to a predetermined formula.

The Committee is authorized to designate an option as either an "Incentive Stock Option" or a "Non-Qualified Stock Option" under the provisions of the Internal Revenue Code of 1986, as amended ("Code").  If the 2012 Plan is approved by the shareholders, a maximum of 160,000 shares of common stock will be reserved for the grant of options.

Incentive Stock Options to purchase 5,000 shares of common stock will be granted annually to each employee-director, 4,000 shares of common stock will be granted annually to its Chief Financial Officer, and Non-Qualified Stock Options to purchase 5,000 shares of common stock will be granted annually to each non-employee director, on April 18th of each year that the 2012 Plan is in effect, commencing April 18, 2013.  No additional options may be granted to such individuals, absent an amendment to the 2012 Plan, which amendment must be approved by the shareholders.  If the President of the Company determines, in his sole discretion, that on such date the Company is in possession of material non‑public information concerning the Company's business, the grant shall be delayed until the third day following publication of such information, or the date of the event which renders such information immaterial.

The option price shall be 100% of the fair market value of each share of common stock on the date the option is granted.  If an Incentive Stock Option is granted to an individual owning (directly or indirectly) more than 10% of the total combined voting power of outstanding common stock of the Company, the purchase price per share shall be 110% of the fair market value of the stock at the date of grant, and the option, by its terms, will not be exercisable more than five years from the date of grant.

For purposes of the 2012 Plan, "fair market value" is the mean between the high and low prices for a share of common stock, as quoted by the NASDAQ system for the date of grant.  If there is only one price quoted for the day of grant, then the fair market value shall be such price; and if no such price is quoted for the day of the grant, the fair market value shall be the previous closing price.  In the event no such price is available, then the fair market value of one share of common stock on the date the option is granted shall be determined by the Committee or by the Board of Directors.  The fair market value of the common stock as of September 5, 2012 was $8.95.

Options granted under the 2012 Plan shall terminate on the date determined by the Committee and specified in the option agreement which will accompany each grant of an option, but, in any event, not later than 10 years after the date of grant (or five years in the case of an option granted to a more than ten percent shareholder).  An option held by an individual whose employment is terminated shall terminate (1) if the option holder's employment is terminated due to becoming permanently and totally disabled, one year after the date of termination of employment (in the case of Incentive Stock Options) and upon the expiration date (in the case of Non-Qualified Stock Options); (2) if the option holder's employment is terminated due to death or if the option holder dies within three months after termination of employment (a) in the case of an Incentive Stock Option, one year after the date of termination of employment , and (b) in the case of a Non-Qualified Option, within one year from the date of the option holder's death; (3) immediately, if employment is terminated for cause, unless some other expiration date is fixed by the Committee; or (4) three months after the date employment terminates for any other reason (in the case of Incentive Stock Options), or (in the case of Non-Qualified Stock Options) 18 months after employment terminates or such other date as the Committee may fix.  Whether an authorized leave of absence for military or governmental service constitutes termination of employment for purposes of the 2012 Plan shall be determined by the Committee.  In no event, however, shall any option be exercisable after its expiration date.

No option granted under the 2012 Plan is assignable or transferable, other than by will or the laws of descent and distribution; during the lifetime of the optionee, the option shall be exercisable only by the optionee.

The full text of the 2012 Plan is annexed as Appendix B.

Accounting Treatment

As of June 1, 2006, SEC Regulations require the Company to treat an option grant and exercise as a charge against earnings.

Tax Treatment

The Company is advised by counsel that, under the present provisions of the Code and Code regulations, the federal income tax treatment of stock options under the 2012 Plan will depend upon whether the option is (1) an Incentive Stock Option intended to qualify under Section 422 of the Code or (2) a Non-Qualified Stock Option (all other options).

The federal income tax consequences described in this section are based on laws and regulations in effect on July 20, 2012, and there is no assurance that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section.  Optionees also may be subject to additional taxes under state tax laws which may differ from the applicable federal income tax laws described in this section.

Incentive Stock Options.  Generally, no taxable income is recognized by an employee upon the grant or exercise of an Incentive Stock Option.  If common stock acquired pursuant to the exercise of an Incentive Stock Option is (i) held by the employee for at least two years from the date of grant and at least one year from the date the common stock is transferred to that employee, and, (ii) that employee remains employed by the Company at all times from the date of grant of the option until three months before the date of exercise (or one year before the date of exercise in the case of a disabled employee or three months before death in the case of a deceased employee), the employee will not recognize income for regular tax purposes upon the exercise of the option.  However, exercise of an Incentive Stock Option may result in recognition of income for alternative minimum tax purposes.  Neither the grant nor exercise of an Incentive Stock Option, nor any gain derived from the disposition of stock acquired by the exercise of an Incentive Stock Option will constitute taxable "wages" under the Federal Insurance Contributions Act (FICA) and Federal Unemployment Tax Act (FUTA) purposes.

Upon the later disposition of the common stock, the employee will recognize long-term capital gain or loss equal to the difference between the sales price and the purchase price.  Under these circumstances, the Company will not receive a tax deduction at the time of either exercise or disposition.  If the common stock acquired pursuant to the exercise of an Incentive Stock Option is not held by the employee for the time periods indicated above or otherwise fails to qualify, the option will be treated as a Non-Qualified Stock Option and the disposition will be subject to the income tax treatment described below under "Non-Qualified Stock Options".

The Committee may, in its discretion, grant options that expire later than three months after termination of employment.  Options exercised later than three months after termination of employment (except in the case of disability of the employee or death of the employee within three months of termination, in which case the applicable period is one year) will be treated for income tax purposes as Non-Qualified Stock Options.

The amount by which the fair market value of the common stock on the exercise date of an Incentive Stock Option exceeds the purchase price will be an item of "tax preference" for purposes of the federal alternative minimum tax provisions of the Internal Revenue Code.

Non-Qualified Stock Options.  Unlike an Incentive Stock Option, the exercise of a Non-Qualified Stock Option results in the recognition of income for tax purposes which is subject to income tax withholding and may be subject to FICA tax withholding.  However, the exercise of a Non-Qualified Stock Option does not result in an item of "tax preference" for purposes of the federal alternative minimum income tax.

Upon exercise of a Non-Qualified Stock Option, an optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock over the option price on the date of exercise.  A person subject to the "short-swing profit rule" of Section 16(b) of the Securities Exchange Act of 1934 (a "Reporting Person"), will not recognize ordinary income under the foregoing sentence for so long as the sale of the stock at a profit would subject such Reporting Person to suit under the short-swing profit rule.

To the Company.  In general, the Company will be entitled to a deduction (subject to any general limitations) in connection with awards under the Plan only at such time, and in such amount, as optionees recognize ordinary income in connection with the awards.  Thus, in the case of an Incentive Stock Option, assuming there is no disqualifying disposition, the Company will not be entitled to a deduction because the optionees will not recognize ordinary income.  If there is a disqualifying disposition, the optionee shall recognize ordinary income and the Company will therefore be entitled to claim the available deduction.  In addition, when exercise of a Non-Qualified Stock Option results in ordinary income to the optionee, the Company will be entitled to claim the available deduction.

Gain and Loss.  If common stock acquired through the exercise of an Incentive Stock Option or a Non-Qualified Stock Option is sold, the optionee will generally recognize capital gain (or loss) equal to the amount by which the proceeds of sale exceed (or are less than) the optionee's basis in that common stock.  For purposes of computing gain, the optionee's basis in the common stock will generally be its option price plus the amount of ordinary income recognized by the optionee (if any) upon exercise of the option.  The gain (or loss) will be long term if the common stock acquired under the 2012 Plan has been held for more than 12 months.

If an optionee pays part or all of the exercise price of an Incentive Stock Option or a Non-Qualified Stock Option by surrendering previously acquired Company common stock, then such optionee's tax basis (and capital gains holding period) in the surrendered shares carries over to an equivalent number of shares purchased by exercise of the Option.  If the optionee uses stock previously acquired as Incentive Stock Option stock for purposes of paying for stock in a later exercise but prior to the expiration of the required holding period for the Incentive Stock Option stock, such exchange will be treated as a disqualifying disposition for such previously acquired stock.  In such a case, the basis of the exchanged shares is equal to the basis of the previously acquired stock used to exercise the option plus the additional compensation recognized by the optionee by reason to the disqualifying disposition.  Any option shares acquired for consideration other than the exchange of the previously acquired stock will have a basis equal to the amount paid to exercise the option.

Stock Characteristics

The common stock to be issued or transferred pursuant to the 2012 Plan will be stock which will be made available, at the discretion of the Board of Directors of the Company, either from authorized but unissued shares, or from shares reacquired by the Company, including shares purchased on the open market.

No preemptive rights are applicable to the shares covered by the 2012 Plan.  The cash proceeds to be received by the Company upon exercise of the options will be used for general corporate purposes.

On September 5, 2012, there were 178,250 options outstanding under the Taylor Devices, Inc. Stock Option Plans. 13,250 options remain available for grant under the 2008 Plan.  The options under the 2012 Plan will be in addition to options available under the 2008 Plan.  The Company intends to grant the remaining options under the 2008 Plan to eligible employees during the fiscal year ending May 31, 2013.

Resolution

In order to adopt the 2012 Plan, shareholders are requested to approve and adopt the following resolution at the Annual Meeting of Shareholders:

RESOLVED, that the 2012 Taylor Devices, Inc. Stock Option Plan, attached as Appendix B to the Company's Proxy Statement and furnished to shareholders in connection with the Annual Meeting of Shareholders of the Company held on November 2, 2012, be, and hereby is, approved and adopted.

If approved and adopted, the 2012 Plan will become effective on the date of adoption by shareholders.

The Board of Directors recommends that you to vote "FOR" this Proposal.

SHAREHOLDER COMMUNICATIONS AND PROPOSALS

Although the Board of Directors does not have a formal procedure for shareholders to send communications to the Board of Directors, a shareholder may communicate with the Company at its website at www.taylordevices.com/Investors.htm.  The Company will relay communications to specified individual directors if an express request to do so is included in the shareholder communication.

Procedures for a nomination by a shareholder for election as a director are described under "Nominees by Shareholders" on page 9 of this Proxy Statement.

Proposals of shareholders intended to be presented to the year 2013 Annual Meeting of Shareholders must be received by the Secretary of the Company prior to May 29, 2013 for inclusion in the Proxy Statement and form of proxy.  Shareholders wishing to propose a matter for consideration at the 2012 Annual Meeting of Shareholders must follow certain specified advance notice procedures set forth in the Company's By‑laws, a copy of which is available upon written request to: Reginald B. Newman II, Secretary, Taylor Devices, Inc., 90 Taylor Drive, P.O. Box 748, North Tonawanda, New York 14120‑0748.

The By‑laws designate procedures for the calling and conduct of a meeting of shareholders, including, but not limited to, specifying who may call the meeting, what business may be conducted, the procedures with respect to the making of shareholder proposals, and the procedures and requirements for shareholder nomination of directors.

The Company will provide without charge, on the written request of any person from whom a proxy is solicited, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2012.  A written request should be addressed to Kathleen A. Nicosia, Shareholder Relations Manager, 90 Taylor Drive, North Tonawanda, New York 14120-0748.

FINANCIAL STATEMENTS

The financial statements of the Company are contained in the Company's 2012 Annual Report which accompanies this Proxy Statement.

OTHER MATTERS

Voting

Under the Business Corporation Law of New York ("BCL") and the Company's By‑laws, the presence, in person or by proxy, of a majority of the outstanding common shares is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting.  The shares which are present or represented by a proxy will be counted for quorum purposes regardless of whether or not a broker with discretionary authority fails to exercise discretionary voting authority (a "broker non-vote") with respect to any particular matter.

A nominee standing for election must be elected by a plurality of votes cast at the Annual Meeting, and if elected, serve in the class of directors to which he is elected.  Withheld votes and broker non-votes will have no effect on the vote for a nominee.

  Any other action properly brought before the meeting, including ratification of Lumsden & McCormick, LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2013 and approval of the 2012 Taylor Devices, Inc. Stock Option Plan, requires a majority of the votes cast at the meeting by shareholders entitled to vote.  Abstentions will have the same effect as a vote against the action.  Broker non-votes will have no effect on the vote upon the action.

For voting purposes, all proxies marked "for", "against", "abstain", or "withhold authority" will be counted in accordance with such instruction as to each item.

Expenses

The expenses of this solicitation, including the costs of preparing and mailing this Proxy Statement and accompanying material, will be borne by the Company.  The Company has retained the services of Regan & Associates, Inc. to assist in the solicitation of proxies under a contract providing for payment of $6,500, plus reimbursement of reasonable out‑of‑pocket expenses.  In addition to solicitations by mail, Regan & Associates, Inc. and regular employees of the Company may solicit proxies in person, by mail or by telephone, but no employee of the Company will receive any compensation for solicitation activities in addition to his or her regular compensation.  Expenses may also include the charges and expenses of brokerage houses, nominees, custodians and fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares.

The Board of Directors knows of no other matters to be voted upon at the Annual Meeting.  If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in accordance with their judgment.

By Order of the Board of Directors
/s/ Reginald B. Newman II
Reginald B. Newman II
Dated:	September 18, 2012	Secretary
North Tonawanda, New York

[THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF TAYLOR DEVICES, INC.
(Revised August 7, 2012)

Status

                The Audit Committee is a committee of the Board of Directors.

Composition

                The Audit Committee shall be appointed by resolution passed by a majority of the Board of Directors.  A minimum of three directors shall be selected to serve on the Audit Committee, all of whom shall, in the judgment of the Board of Directors, be independent in accordance with the NASD listing standards applicable to the NASDAQ Capital Market.

                Each member shall, in the judgment of the Board of Directors, have the ability to read and understand the Company's fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement.  At least one member of the Audit Committee shall, in the judgment of the Board of Directors, be an "audit committee financial expert" within the meaning of the definition set forth in rules of the Securities and Exchange Commission ("SEC") and at least one member (who may also serve as the audit committee financial expert) shall, in the judgment of the Board of Directors, have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such member's financial sophistication, including having been a chief executive officer or other senior officer with financial oversight responsibilities in accordance with applicable listing standards.

Funding

                The Company shall provide the Audit Committee with appropriate funding to discharge its duties under this Charter.

Purpose

                The Audit Committee shall represent and assist the Board of Directors with its oversight of: (a) the integrity of the Company's financial statements and internal controls, (b) the Company's compliance with legal and regulatory requirements therefor, (c) the independent auditor's qualifications and independence and (d) the performance of the Company's internal audit function and independent auditor. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Duties and Responsibilities

                Independent Auditor

                The independent auditor has ultimate accountability to the Board of Directors and the Audit Committee, as representatives of the shareholders.  The Audit Committee shall:

  Appoint, retain (subject to approval by the Company's shareholders) and terminate when appropriate, the independent auditor, establish the independent auditor's compensation, and pre-approve and directly oversee all audit services to be provided by the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting.

  Pre-approve all permitted non-audit services to be performed by the independent auditor and establish policies and procedures for the engagement of the independent auditor to provide permitted non-audit services.

  Receive and review an annual formal written statement from the independent auditor delineating all relationships between the auditor and the Company, consistent with Public Company Accounting Oversight Board Rule 3526; actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor; and take, or recommend that the full Board take, appropriate action to oversee the independence of the auditor.

  Receive and review:  (a) a report by the independent auditor describing the independent auditor's internal quality control procedures and any material issues raised by the most recent internal quality control review, or peer review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent auditor.

  At least annually, consider the independence of the independent auditor, including whether the provision by the independent auditor of permitted non-audit services is compatible with independence, and obtain and review a report from the independent auditor describing all relationships between the auditor and the Company.

  Internal Controls

  Review with the independent auditor:  (a) the scope and results of the audit; (b) any problems or difficulties that the independent auditor encountered in the course of the audit work and management's response; and (c) any questions, comments or suggestions the independent auditor may have relating to internal control over financial reporting, disclosure controls and procedures, and accounting practices and procedures of the Company or its affiliates and subsidiaries.

  Review, at least annually, the scope and results of the Company's internal audit program, including then current and future programs of the Company's internal audit department, any and all procedures for implementing accepted recommendations made by the independent auditor, and any significant matters contained in reports from the internal audit department.

  Review with the independent auditor, the Company's internal audit department and management:  (a) the adequacy and effectiveness of the systems of internal control over financial reporting (including any significant deficiencies and significant changes, as reported to the Audit Committee by the independent auditor or management), accounting practices, and disclosure controls and procedures (and management reports thereon), of the Company and its affiliates or subsidiaries; and (b) current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

  Review with the independent auditor, the Company's internal audit department and management, when and as such requirements are applicable:  (a) the annual report of management on the Company's internal control over financial reporting required under Section 404 of the Sarbanes-Oxley Act of 2002; and (b) the attestation report from the independent auditor regarding management's assessment of the Company's internal control over financial reporting.

  Review descriptions of related party transactions under the Company's policy on related party transactions.

  Review each related party transaction for fairness to the Company and its shareholders; approve and/or modify it, or direct that it be abandoned; and report to the Board regarding the Committee's determination.

  In connection with any related party transaction arguably required to be reported in the Company's annual meeting proxy statement:  identify such transaction as one where either no review, approval or ratification is necessary, or where the Company's policy on related party transactions has not been followed.

  Compliance and Disclosure

  Review certifications signed by the chief executive officer and the chief financial officer in connection with any periodic reports filed by the Company with the SEC and discuss with such individuals, the adequacy of the Company's design or operation of its internal control over financial reporting, its disclosure controls and procedures, and any fraud or potential fraud, if any, involving management or employees in connection with any internal control function, as required by the Sarbanes-Oxley Act of 2002 and related rules and regulations.

  Review with management and the independent auditor, the annual and quarterly financial statements of the Company, including: (a) the Company's disclosures under "Management's Discussion and Analysis or Plan of Operation;" (b) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing with the SEC of a report on Form 10-K or 10-Q; and (c) the items required by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

  Recommend to the Board of Directors, based on the review described in paragraphs 4 and 10 above, whether the Company's financial statements should be included in the annual report on Form 10-K.

  Review earnings press releases, as well as Company policies with respect to the earnings press releases, financial information and earnings guidance provided to analysts and rating agencies.

  Discuss Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company and major legislative and regulatory developments which could materially impact the Company's contingent liabilities and risks.

  Review:  (a) the status of compliance with applicable laws, regulations, internal control over financial reporting, and disclosure controls and procedures; and (b) the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and third parties, as determined by the Audit Committee.

   Administration

  Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters.

  Establish policies for the hiring of employees and former employees of the independent auditor.

  Retain, in its sole discretion and at the Company's expense, special independent accounting, legal, or other advisors, as the Audit Committee deems necessary in the performance of its duties and responsibilities.

  Conduct an annual performance evaluation of the Audit Committee and annually evaluate the adequacy of this Audit Committee Charter.

Meetings

                The Audit Committee shall meet not less than four times each year and at such other times as it deems necessary to fulfill its responsibilities.  The Audit Committee shall periodically meet separately in executive session with management, the internal auditor and the independent auditor.  The Audit Committee shall report regularly to the Board of Directors with respect to its activities and make recommendations to the Board of Directors, as appropriate.

Report

                The Audit Committee shall prepare a report each year for inclusion in the Company's proxy statement relating to the election of directors.

APPENDIX B

TAYLOR DEVICES, INC.

TEXT OF THE 2012 TAYLOR DEVICES, INC.
STOCK OPTION PLAN AS PROPOSED

1.                PURPOSES OF THE PLAN

The purpose of the Taylor Devices, Inc. 2012 Stock Option Plan ("Plan") is to provide a method by which those employees of the Company who are largely responsible for the management, growth, and protection of the business, and who are making and can continue to make substantial contributions to the success of the business, may be encouraged to acquire a larger stock ownership in the Company thus increasing their proprietary interest in the business, providing them with greater incentive for their continued employment, and promoting the interests of the Company and all its shareholders.  Accordingly, the Company will, from time to time during the term of the Plan, grant to such employees as may be selected in the manner provided in the Plan, options to purchase shares of Common Stock of the Company subject to the conditions provided in the Plan.  A further purpose of the Plan is to compensate non-employee Directors for their service and provide them with a stake in the market value of Company Common Stock.

2.                DEFINITIONS

                Unless the context clearly indicates otherwise, the following terms have the meanings set forth below.

                (a)                "Board of Directors" or "Board" means the Board of Directors of the Company.

                (b)                "Code" means the Internal Revenue Code of 1986, as amended.

                (c)                "Committee" means the Compensation Committee of the Company as described in Section 3 of the Plan.

                (d)                "Common Stock" means the common stock of the Company, $0.025 par value.

                (e)                "Company" means Taylor Devices, Inc., a New York corporation with its principal place of business at 90 Taylor Drive, North Tonawanda, New York.

                (f)                "Grant Date" as used with respect to a particular Option, means the date as of which such Option is granted by the Board or Committee pursuant to the Plan.

                (g)                "Incentive Stock Option" means an Option that qualifies as an Incentive Stock Option as described in Section 422 of the Code.

                (h)                "Non-Qualified Stock Option" means any Option granted under the Plan other than an Incentive Stock Option.

                (i)                "Option" means an option granted pursuant to Section 5 of the Plan to purchase shares of Common Stock and which shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option.

                (j)                "Optionee" means an individual to whom an Incentive Stock Option or a Non-Qualified Stock Option is granted pursuant to the Plan.

                (k)                "Permanent and Total Disability," as applied to an Optionee, means that the Optionee has (1) established to the satisfaction of the Company that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months, all within the meaning of Section 22(e)(3) of the Code, and (2) satisfied any requirement imposed by the Committee.

                (l)                "Plan" means the Taylor Devices, Inc. 2012 Stock Option Plan as set forth herein and as may be amended from time to time.

                (m)                "Subsidiary" means any stock corporation of which a majority of the voting common or capital stock is owned, directly or indirectly, by the Company and any company designated as such by the Committee, but only during the period of such ownership or designation.

3.                ADMINISTRATION OF THE PLAN

                (a)                The Plan shall be administered by the Committee, which shall be composed of two or more Directors who are appointed by the Board of Directors and selected from those Directors who are not employees of the Company or a Subsidiary.  The Board may from time to time remove members from or add members to the Committee.  Vacancies on the Committee, howsoever caused, shall be filled by the Board.  The Board shall select one of the Committee's members as Chairman.  The Committee shall hold meetings at such times and places as it may determine, subject to such rules as to procedures not inconsistent with the provisions of the Plan as are prescribed by the Board, set forth in the Company's By-laws as applicable to the Executive Committee, and as prescribed by the Committee itself.  A majority of the authorized number of members of the Committee shall constitute a quorum for the transaction of business.  Acts reduced to or approved in writing by a majority of the members of the Committee then serving shall be valid acts of the Committee.

                (b)                The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan.  Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all Optionees and any person claiming under or through an Optionee unless otherwise determined by the Board.

                (c)                Any determination, decision, or action of the Committee provided for in the Plan may be made or taken by action of the Board, if it so determines, with the same force and effect as if such determination, decision, or action had been made or taken by the Committee.  No member of the Committee or of the Board shall be liable for any determination, decision or action made in good faith with respect to the Plan or any Option granted under the Plan.  The fact that a member of the Board who is not then a member of the Committee shall at the time be, or shall theretofore have been, or thereafter may be a person who has received or is eligible to receive an Option shall not disqualify him or her from taking part in and voting at any time as a member of the Board in favor or against any amendment or repeal of the Plan, provided that such vote shall be in accordance with the recommendations of the Committee.

4.             STOCK SUBJECT TO THE PLAN

                (a)                The Common Stock to be issued or transferred under the Plan will be the Company's Common Stock which will be made available, at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock reacquired by the Company, including shares purchased in the open market.

                (b)                The aggregate number of shares of Common Stock which may be issued under the Plan shall not exceed 160,000 shares.  In the event that any outstanding Option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such Option may again be made subject to Option under the Plan.

5.             GRANT OF THE OPTIONS

                (a)                Directors and Chief Financial Officer

                                On April 18 of each year, commencing April 18, 2013, Incentive Stock Options to purchase 5,000 shares of Common Stock shall be granted annually to each of those persons who are then employee Directors of the Company; Incentive Stock Options to purchase 4,000 shares of Common Stock shall be granted annually to the person who is then the Chief Financial Officer of the Company; and Non-Qualified Stock Options to purchase 5,000 shares of Common Stock shall be granted annually to each of those persons who are then non-employee Directors of the Company.  Each such option shall vest and be exercisable immediately upon grant and shall expire upon the date 10 years thereafter.  Notwithstanding any of the provisions of the Plan to the contrary, no additional Options may be granted to Directors or the Chief Financial Officer absent an amendment to the Plan in accordance with Section 13, which amendment must be approved by the shareholders.  If the President of the Company determines in his or her sole discretion that on such date the Company is in possession of material non-public information concerning its business, such grant shall be delayed until the third day following publication of such information or the date of an event which renders such information immaterial.

                (b)                Other Key Employees

                                The Committee may from time to time, subject to the provisions of the Plan, grant Options to key employees of the Company or of a Subsidiary who are not Directors (or the Chief Financial Officer) to purchase shares of Common Stock allotted in accordance with Section 4 of the Plan.  The Committee may designate any Option granted as either an Incentive Stock Option or a Non-Qualified Stock Option, or the Committee may designate a portion of the Option as an Incentive Stock Option and the remaining portion as a Non-Qualified Stock Option.

6.             OPTION PRICE

                The purchase price per share of any Option granted under the Plan shall be 100 percent of the fair market value of one share of Common Stock on the date the Option is granted, except that the purchase price per share shall be 110 percent of the fair market value in the case of an Incentive Stock Option granted to an individual described in subsection 7(b) of the Plan.  For purposes of the Plan, the fair market value of a share of Common Stock shall be the mean between the high and low prices for a share of Common Stock as quoted by the National Association of Securities Dealers Automated Quotation System for the day of the grant; if there is only one price quoted for the day of grant, then the fair market value shall be such price; and if no such price is quoted for the day of the grant, the fair market value shall be the previous closing price.  In the event that no previous closing price is available, then the fair market value of one share of Common Stock on the day the Option is granted shall be determined by the Committee or by the Board.  The purchase price shall be subject to adjustment only as provided in Section 14 of the Plan.

7.                ELIGIBILITY OF OPTIONEES

                (a)                Options shall be granted only to persons who either are key employees or non-employee Directors of the Company or of a Subsidiary as determined by the Committee at the time of the grant.  The term "employees" shall include persons who are Directors or Officers who are also employees of the Company or of any Subsidiary.

                (b)                Any other provision of the Plan notwithstanding, an individual who owns more than ten percent of the total combined voting power of outstanding Common Stock of the Company or any Subsidiary shall not be eligible for the grant of an Incentive Stock Option unless the special requirements set forth in sections 6 and 9(a) of the Plan are satisfied.  For purposes of this subsection (b), in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters, spouse, ancestors, and lineal descendants.  Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries.  Stock with respect to which such individual holds an Option shall not be counted.  Outstanding stock shall include all stock actually issued and outstanding immediately after the grant of the option.  Outstanding stock shall not include shares authorized for issue under outstanding Options held by the Optionee or by another person.

                (c)                Subject to the terms, provisions, and conditions of the Plan and subject to review by the Board, the Committee shall have exclusive jurisdiction to (1) select the key employees to be granted Options (it being understood that more than one Option may be granted to the same person), (2) determine the number of shares subject to each Option, (3) determine the date or dates when Options will be granted, (4) determine the purchase price of the shares subject to each Option in accordance with Section 6 of the Plan, (5) determine the date or dates when each Option may be exercised within the term of the Option specified pursuant to Section 9 of the Plan, (6) determine whether or not an option constitutes an Incentive Stock Option, and (7) prescribe the form, which will be consistent with the Plan, of the documents evidencing any Options granted under the Plan.

                (d)                Neither anything contained in the Plan or in any document under the Plan nor the grant of any Option under the Plan shall confer upon any Optionee any right to continue in the employ of the Company or of any Subsidiary or limit in any respect the right of the Company or any Subsidiary to terminate the Optionee's employment at any time and for any reason.

8.             NON-TRANSFERABILITY

                No Option granted under the Plan shall be assignable or transferable by the Optionee other than by will or the laws of descent and distribution, and during the lifetime of an Optionee, the Option shall be exercisable only by such Optionee.

9.             TERM AND EXERCISE OF OPTIONS

                (a)                Each Option granted under the Plan shall terminate on the date determined by the Committee and specified in the Option Agreement, provided that each Option shall terminate not later than ten years after the Grant Date.  However, any Option designated as an Incentive Stock Option granted to a more than ten percent shareholder shall terminate not later than five years after the Grant Date.  The Committee, at its discretion, may provide further limitations on the exercisability of Options granted under the Plan.  An Option may be exercised only during the continuance of the Optionee's employment, except as provided in Section 10 of the Plan.

                (b)                A person electing to exercise an Option shall give written notice to the Company, in such form as the Committee shall have prescribed or approved, of such election and of the number of shares he or she has elected to purchase and shall at the time of exercise tender the full purchase price of any shares he or she has elected to purchase.  The purchase price upon the exercise of an Option shall be paid in full in cash; provided, however, that in lieu of cash, with the approval of the Committee when the Options are granted or at or prior to exercise, an Optionee may exercise his or her Option by tendering to the Company shares of Common Stock owned by him or her and having a fair market value equal to the cash exercise price applicable to his or her Option, with the then fair market value of such stock to be determined in the manner provided in Section 6 of the Plan (with respect to the determination of the fair market value of Common Stock on the date an Option is granted).  However, if an Optionee pays the Option exercise price of a Non-Qualified Stock Option in whole or in part in the form of unrestricted Common Stock already owned by the Optionee, the Company may require that the Optionee have owned the stock for a period of time that would not cause the exercise to create a charge to the Company earnings.  Such provisions may be used by the Company to prevent a pyramid exercise.

                (c)                As conditions to exercising an Option, the Optionee must (1) arrange to pay the Company any amount required to be withheld under any tax law on the account of the exercise, and (2) in the case of an Incentive Stock Option, agree to notify the Company of any disqualifying disposition (as defined in Section 421 of the Code) of the Common Stock acquired upon the exercise and agree to pay the Company any amount required to be withheld under any tax law on account of the disposition.  Any payment on account of withholding taxes shall be made in a form acceptable to the Committee.

                (d)                An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares covered by his or her Option until the date the Stock Certificate is issued evidencing ownership of the shares.  No adjustment shall be made for dividends (ordinary or extraordinary) whether in cash, securities, or other property, or distributions or other rights for which the record date is prior to the date such Stock Certificate is issued, except as provided in Section 14 of the Plan.

                (e)                An Optionee may, in accordance with other provisions of the Plan, elect to exercise Options in any order, notwithstanding the fact that Options granted to him or her prior to the grant of the Options selected for exercise are unexpired.

                (f)                To the extent that the aggregate fair market value (determined as of the Grant Date) of Common Stock with respect to which Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company and its Subsidiaries) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which granted) shall be treated as Non-Qualified Stock Options.

10.                TERMINATION OF EMPLOYMENT

                                If an Optionee severs from all employment with the Company and/or its Subsidiaries, any Option granted to him or her under the Plan shall terminate as follows:

                (a)                An Option held by an Optionee whose employment is terminated due to becoming Permanently and Totally Disabled shall terminate (i) in the case of an Incentive Stock Option, one year after the date of termination of employment, and (ii) in the case of a Non-Qualified Stock Option, upon its expiration date;

                (b)                An Option held by an Optionee whose employment is terminated due to death or who dies within three months after termination of employment shall terminate (i) in the case of an Incentive Stock Option, one year after the date of termination of employment, and (ii) in the case of a Non-Qualified Stock Option, within one year from the date the Optionee's death, and the Option shall be exercisable within such period of one year by the executor or administrator of the Optionee's estate or by the person to whom the Optionee shall have transferred such right by last will and testament or by the laws of descent or distribution;

                (c)                An Incentive Stock Option or a Non-Qualified Stock Option held by an Optionee whose employment terminates for cause, as determined by the Committee, shall expire immediately upon the date of termination unless some other expiration date is fixed by the Committee; and

                (d)                An Option held by an Optionee whose employment terminates for any reason other than those specified in subsection (a), (b), or (c) above shall expire (i) in the case of an Incentive Stock Option, three months after the date of termination of employment, and (ii) in the case of a Non-Qualified Stock Option, unless another date is fixed by the Committee, eighteen months after the date of termination.

                                The foregoing notwithstanding, no Option shall be exercisable after its expiration date.

                                Whether an authorized leave of absence or an absence for military or governmental service shall constitute termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final, conclusive, and binding upon the affected Optionee and any person claiming under or through such Optionee.  Termination of employment with any Subsidiary in order to accept employment with another Subsidiary or while remaining an employee of the Company or of any of its Subsidiaries shall not be a termination of employment for the purposes of this Section 10.

11.                MODIFICATION, EXTENSION, AND RENEWAL

                Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend, or renew outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor.  Without in any way limiting the generality of the foregoing, the Committee may grant to an Optionee, if he or she is otherwise eligible and consents thereto, a new or modified Option in lieu of an outstanding Option for a number of shares at an exercise price and for a term which are greater or less than under the earlier Option or may do so by cancellation and re-grant, amendment, substitution, or otherwise, subject only to the general limitations and conditions of the Plan.  The foregoing notwithstanding, no modification of an Option shall, without consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

12.                 PERIOD IN WHICH GRANTS MAY BE MADE

                Options may be granted pursuant to the Plan and at any time on or before November 2, 2017.

13.                AMENDMENT OR TERMINATION OF THE PLAN

                The Board may at any time terminate, modify, or suspend the Plan, provided that, without the approval of the shareholders of the Company, no amendment or modification shall be made by the Board which (a) increases the maximum number of shares as to which Options may be granted under the Plan; (b) alters the method by which the Option price is determined; (c) extends any Option for a period of longer than ten years after the date of the grant; (d) materially modifies the requirements as to eligibility for participation in the Plan; or (e) alters this Section 13 so as to defeat its purpose.  Further, no amendment, modification, or suspension, or termination of the Plan shall in any manner affect any Option theretofore granted under the Plan without the consent of the Optionee or any person validly claiming under or through the Optionee.

14.                CHANGES IN CAPITALIZATION

                (a)                In the event that the Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind or shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of shares of Common Stock shall be increased through the payment of a stock dividend, then subject to the provisions of the subsection (c) below, there shall be substituted for or added to each share of Common Stock which was theretofore appropriated or which thereafter may become subject to an Option under the Plan the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be.  Outstanding Options shall also be appropriately amended as to the price and other terms as may be necessary to reflect the foregoing events.  The maximum number of shares of Common Stock upon which Options and Incentive Stock Options may be granted, as provided in Section 4(a) of the Plan, shall be adjusted proportionately to reflect any of the foregoing events.

                (b)                If there shall be any other change in the number or kind of outstanding shares of stock of the Company, or any stock or other securities into which such stock shall have been changed, or for which it shall be exchanged, and if the Board or the Committee, as the case may be, shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option which was theretofore granted, or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

                (c)                Fractional shares resulting from any adjustment in Options pursuant to this Section 14 may be settled as the Board or the Committee, as the case may be, shall determine.

                (d)                To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.  Notice of any adjustment shall be given by the Company to each holder of an Option which shall have been so adjusted.

                (e)                The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business assets.

15.           LISTING AND REGISTRATION OF SHARES

(a)                No Option granted pursuant to the Plan shall be exercisable in whole or in part if at any time the Board or the Committee, as the case may be, shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of or in connection with the granting of such Option or the issue of shares thereunder unless such listing, registration, qualification, consent, or approval shall have been affected or obtained free of any conditions not acceptable to the Board.

                (b)                If a registration statement under the Securities Act of 1933 with respect to shares issuable upon exercise of any Option granted under the Plan is not in effect at the time of exercise, the person exercising such Option shall give the Committee a written statement, satisfactory in form and substance to the Committee, that he or she is acquiring the shares for his or her own account for investment and not with a view to their disposition, and the Company may place upon any stock certificate for shares issuable upon exercise of such Option such legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act of 1933 or any other applicable law.

16.             EFFECTIVE DATE OF PLAN

                Subject to the approval of the shareholders of the Company at the 2012 Annual Meeting of Shareholders, the Plan shall be effective as of November 2, 2012.

[THIS PAGE INTENTIONALLY LEFT BLANK]

TAYLOR DEVICES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 2, 2012 AT 11:00 A.M.
BUFFALO MARRIOTT NIAGARA, 1340 MILLERSPORT HIGHWAY, AMHERST, NEW YORK

The Board of Directors recommends that you vote FOR:
1.	Election of Directors
Two Directors to be elected to Class 2, a Three Year Term
Richard G. Hill
	[ ]	FOR nominee
	[ ]	Withhold authority for nominee
John Burgess
	[ ]	FOR nominee
	[ ]	Withhold authority for nominee
2.	Ratify the selection of Lumsden & McCormick, LLP as the independent registered public accounting firm of the Company for fiscal year 2013.
	[ ]	FOR Independent Auditors
	[ ]	Against
	[ ]	Abstain
3.	Adoption of the 2012 Taylor Devices, Inc. Stock Option Plan
	[ ]	FOR
	[ ]	Against
	[ ]	Abstain
4.	In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON NOVEMBER 2, 2012

The proxy statement and the annual report to shareholders are available at
www.taylordevices.com/investors.html

TAYLOR DEVICES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Douglas P. Taylor and Reginald B. Newman II, and each of them, with full power of substitution, as proxies for the undersigned at the Annual Meeting of Shareholders of TAYLOR DEVICES, INC. to be held at theBuffalo Marriott Niagara, 1340 Millersport Highway, Amherst, New York at 11:00 A.M. on November 2, 2012, and at any adjournment thereof, to vote and act with respect to all Common Shares of the Company which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person.

Please mark, sign, date and return this proxy form.  When properly completed, it will be voted exactly as you instruct.  If you sign and return this proxy, without otherwise completing it, your shares will be voted FOR Items 1, 2 and 3 and in the discretion of the proxies on any other business that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

[    ] Please check this box if you plan to attend the Annual Meeting

Note:  Please sign exactly as your name(s) appears on this card.  Joint owners should each sign individually.  Corporate proxies should be signed in full corporate name by an authorized officer.   Fiduciaries should give full titles.

Signature	Date	.
Signature of joint owner, if any	Date	.